NEWS RELEASE

EVEREST GROUP, LTD.

Seon Place, 141 Front Street, 4th Floor, Hamilton HM 19, Bermuda

Contacts

Media: Dawn Lauer	Investors: Matt Rohrmann
Chief Communications Officer	Head of Investor Relations
908.300.7670	908.604.7343

Everest Reports Second Quarter 2026 Results
Annualized 14.2% Net Income ROE and 14.9% Net Operating Income ROE
Annualized Total Shareholder Return of 16.8%
$559 million of Net Income and Combined Ratio of 92.0%
$317 million of Underwriting Income and Combined Ratio of 90.0% from our Core Businesses*
Repurchased $395 million of Common Shares During the Quarter
HAMILTON, Bermuda – (BUSINESS WIRE) – July 29, 2026 – Everest Group, Ltd. (NYSE: EG), a global underwriting leader providing best-in-class property, casualty, and specialty reinsurance and insurance solutions, today reported its second quarter 2026 results.

“Everest delivered a strong quarter driven by meaningful contributions from both underwriting income across our Core businesses and investments resulting in an annualized total shareholder return of 16.8%. The results this quarter show the strength of the franchise we have built and the benefits of our actions to strengthen underwriting performance as well as optimize the balance sheet.” said Jim Williamson, Everest President and CEO. “Our Reinsurance Treaty team delivered another excellent quarter. This was clear during the mid-year renewals, where the team’s world class execution resulted in meaningful outperformance on rate and terms versus the market. Our Global Wholesale & Specialty business continues to see the benefits from our strategy to expand the portfolio in specialty lines and targeted international markets while delivering margin expansion. As we look ahead, our focus is on profitably developing our Core businesses while effectively deploying capital, where share repurchases remain a top priority.”

Second Quarter 2026 Highlights
•Net income of $559 million, equal to $14.22 per diluted share versus second quarter 2025 net income of $680 million, equal to $16.10 per diluted share
•Net operating income of $585 million, equal to $14.85 per diluted share versus second quarter 2025 net operating income of $734 million, equal to $17.36 per diluted share
•Total Shareholder Return of 16.8% annualized1; Annualized 14.2% Net Income ROE and 14.9% Net Operating Income ROE
•Book value per share of $398.83 at June 30, 2026 versus $379.83 at December 31, 2025
•Book value per share excluding unrealized gains (losses) on fixed maturity, available for sale securities of $407.67 at June 30, 2026 versus $379.70 at December 31, 2025
•Core businesses consist of our Reinsurance Treaty and Global Wholesale & Specialty segments

•$3.7 billion in gross written premium from Core businesses, a year-over-year decrease of 7.1%, which includes a 9.1% decrease for Reinsurance Treaty and a 1.0% decrease for Global Wholesale & Specialty on a comparable basis
•Combined ratio of 90.0% for Core businesses, which includes 88.5% for Reinsurance Treaty and 95.2% for Global Wholesale & Specialty
•Attritional combined ratios of 87.3% for Core businesses, which includes 85.4% for Reinsurance Treaty and 93.8% for Global Wholesale & Specialty
•Pre-tax underwriting income (loss) of $281 million for Group, $283 million for Reinsurance Treaty, $34 million for Global Wholesale & Specialty, and ($36) million for Legacy
•Net investment income of $523 million versus $532 million in the prior year quarter, driven by lower alternative investment returns.

* Core businesses consist of our Reinsurance Treaty and Global Wholesale & Specialty segments
(1) Denotes annualized figure; represents Total Shareholder Return or "TSR". Annualized TSR is calculated as year to date growth in book value per common share outstanding excluding URA(D) on fixed maturity, available for sale securities plus year-to-date dividends per share.

Consolidated Financial Summary

	Quarter-to-Date		Year-to-Date
	June 30,	June 30,	June 30,	June 30,
	2026	2025	2026	2025

Net income (loss)	$559	$680	$1,213	$890
Net income (loss) per diluted common share	$14.22	$16.10	$30.45	$20.93
Net income (loss) return on average equity (annualized)	14.2%	18.2%	15.5%	11.9%

Net operating income (loss) (2)	$585	$734	$1,232	$1,010
Net operating income (loss) per diluted common share (2)	$14.85	$17.36	$30.95	$23.75
After-tax net operating income (loss) return on average equity (annualized) (2)	14.9%	19.6%	15.8%	13.5%

Book value per common share outstanding	$398.83	$358.08	$398.83	$358.08
Book value per common share outstanding excluding URA(D) (2)	$407.67	$364.10	$407.67	$364.10
Total Shareholder Return ("TSR") - Annualized			16.8%	14.8%

Weighted average common shares outstanding - diluted	38.8	41.8	39.3	42.0
Common shares outstanding	38.7	41.9	38.7	41.9

Total shareholders' equity	$15,430	$15,019	$15,430	$15,019
Total shareholders' equity excluding URA(D)	$15,772	$15,272	$15,772	$15,272

Net investment income	$523	$532	$1,091	$1,023
Total investments and cash	$44,863	$44,300	$44,863	$44,300

Total Capital Return
Common share repurchases	$395	$200	$725	$400
Number of common shares repurchased	1.2	0.6	2.2	1.2
Dividends per share	$2.00	$2.00	$4.00	$4.00
Dividends to shareholders	$78	$84	$158	$169

All values in USD millions except for per share amounts and percentages

Notes
(2) Denotes non-GAAP financial measure. See "Comments on Non-GAAP Financial Measures" for an explanation and reconciliation.

The following information summarizes the Company’s underwriting results, on a Group consolidated basis, Core businesses and by reportable segment – Reinsurance Treaty, Global Wholesale & Specialty, and Legacy, with selected commentary on these results.

Underwriting Results - Everest Group

	Quarter-to-Date			Year-to-Date
	June 30,	June 30,		June 30,	June 30,
	2026	2025	Change	2026	2025	Change
Gross written premium	$3,772	$4,680	(19.4)%	$7,374	$9,071	(18.7)%
Net written premium	$3,037	$4,119	(26.3)%	$6,224	$7,853	(20.7)%
Net premiums earned	$3,490	$3,991	(12.6)%	$7,064	$7,843	(9.9)%

Loss Ratio:
Current year	59.5%	60.0%	(0.5) pts	59.4%	60.6%	(1.2) pts
Prior year	—%	1.5%	(1.5) pts	(0.5)%	0.8%	(1.3) pts
Catastrophe	2.7%	0.5%	2.2 pts	3.2%	7.1%	(3.9) pts
Total Loss ratio	62.2%	61.9%	0.3 pts	62.1%	68.4%	(6.3) pts
Commission and brokerage ratio	23.3%	22.0%	1.3 pts	23.2%	21.7%	1.5 pts
Other underwriting expenses	6.4%	6.4%	0.1 pts	6.2%	6.3%	— pts
Combined ratio	92.0%	90.4%	1.6 pts	91.5%	96.4%	(4.9) pts
Attritional combined ratio (4)	89.3%	88.6%	0.7 pts	88.9%	89.4%	(0.5) pts

Pre-tax net catastrophe losses (5)	$94	$20		$224	$492
Pre-tax net unfavorable (favorable) prior year development	$—	$59		$(33)	$59

All values in USD millions except for percentages

Notes
(4) Attritional ratios exclude catastrophe losses, net CAT reinstatement premiums earned, and prior year development. Attritional ratios are non-GAAP financial measures. See "Comments on Non-GAAP Financial Measures" for an explanation and reconciliation.

(5) Pre-tax net catastrophe losses are net of reinsurance and reinstatement premiums.
Underwriting Results - Core Businesses2

	Quarter-to-Date			Year-to-Date
	June 30,	June 30,		June 30,	June 30,
	2026	2025	Change	2026	2025	Change
Gross written premium	$3,678	$3,908	(5.9)%	$7,145	$7,613	(6.1)%
Net written premium	$2,965	$3,550	(16.5)%	$6,063	$6,733	(10.0)%
Net premiums earned	$3,167	$3,454	(8.3)%	$6,342	$6,766	(6.3)%

Loss Ratio:
Current year	57.8%	57.3%	0.5 pts	57.5%	58.2%	(0.7) pts
Prior year	—%	1.8%	(1.8) pts	(0.5)%	0.9%	(1.4) pts
Catastrophe	2.7%	(0.1)%	2.8 pts	3.2%	7.8%	(4.6) pts
Total Loss ratio	60.5%	59.0%	1.5 pts	60.2%	66.9%	(6.7) pts
Commission and brokerage ratio	24.4%	24.0%	0.4 pts	24.5%	23.8%	0.8 pts
Other underwriting expenses	5.1%	4.0%	1.1 pts	4.9%	4.0%	0.9 pts
Combined ratio	90.0%	87.0%	3.0 pts	89.7%	94.7%	(5.0) pts
Attritional combined ratio (4)	87.3%	85.6%	1.7 pts	87.0%	86.9%	0.1 pts

Pre-tax net catastrophe losses (5)	$85	$(4)		$205	$465
Pre-tax net unfavorable (favorable) prior year development	$—	$63		$(33)	$61

All values in USD millions except for percentages

Notes
(2) Denotes non-GAAP financial measure. See "Comments on Non-GAAP Financial Measures" for an explanation and reconciliation.
(4) Attritional ratios exclude catastrophe losses, net CAT reinstatement premiums earned, and prior year development. Attritional ratios are non-GAAP financial measures. See "Comments on Non-GAAP Financial Measures" for an explanation and reconciliation.

(5) Pre-tax net catastrophe losses are net of reinsurance and reinstatement premiums.

Underwriting Results - Reinsurance Treaty Segment

	Quarter-to-Date			Year-to-Date
	June 30,	June 30,		June 30,	June 30,
	2026	2025	Change	2026	2025	Change
Gross written premium	2,720	2,951	(7.8)%	5,394	5,885	(8.3)%
Net written premium	2,228	2,785	(20.0)%	4,632	5,313	(12.8)%
Net premiums earned	2,459	2,726	(9.8)%	4,915	5,306	(7.4)%

Loss Ratio:
Current year	57.1%	55.4%	1.7 pts	56.9%	56.6%	0.2 pts
Prior year	—%	2.2%	(2.2) pts	(0.7)%	1.1%	(1.8) pts
Catastrophe	3.1%	—%	3.1 pts	3.4%	9.6%	(6.2) pts
Total Loss ratio	60.1%	57.5%	2.6 pts	59.5%	67.3%	(7.8) pts
Commission and brokerage ratio	25.5%	25.0%	0.5 pts	25.6%	24.8%	0.8 pts
Other underwriting expenses	2.9%	2.3%	0.6 pts	2.7%	2.3%	0.4 pts
Combined ratio	88.5%	84.9%	3.6 pts	87.8%	94.5%	(6.7) pts
Attritional combined ratio (4)	85.4%	83.2%	2.2 pts	85.2%	85.0%	0.2 pts

Pre-tax net catastrophe losses (5)	75	—		165	446
Pre-tax net prior year reserve development	—	59		(33)	59

All values in USD millions except for percentages

•Gross written premiums decreased 9.1% versus the prior year quarter on a comparable basis (constant dollar basis and excluding reinstatement premiums)2, to approximately $2.7 billion.
•Reduction in gross written premiums was primarily led by 25.0% decrease in Casualty XOL, 22.8% in Casualty Pro-Rata, 9.2% in Property Non-Catastrophe XOL, and 6.8% in Property Catastrophe XOL, when adjusting for reinstatement premiums partially offset by a 3.4% increase Property Pro-Rata.
•Attritional loss ratio increased 140 basis points over second quarter 2025 to 57.1%, while the attritional combined ratio increased 220 basis points to 85.4% versus a year ago.4
•Excluding the impact of elevated non-catastrophe weather losses, the attritional loss ratio would have been 54.4% and the attritional combined ratio would have been 82.7%.
•Pre-tax catastrophe losses were $75 million net of estimated recoveries and reinstatement premiums, driven primarily by losses associated with the Iran War and a number of mid-sized events globally. Pre-tax catastrophe losses were benign in the prior-year quarter.

Notes
(2) Denotes non-GAAP financial measure. See "Comments on Non-GAAP Financial Measures" for an explanation and reconciliation.
(4) Attritional ratios exclude catastrophe losses, net CAT reinstatement premiums earned, and prior year development. Attritional ratios are non-GAAP financial measures. See "Comments on Non-GAAP Financial Measures" for an explanation and reconciliation.

(5) Pre-tax net catastrophe losses are net of reinsurance and reinstatement premiums.

Underwriting Results - Global Wholesale & Specialty Segment

	Quarter-to-Date			Year-to-Date
	June 30,	June 30,		June 30,	June 30,
	2026	2025	Change	2026	2025	Change
Gross written premium	$958	$957	0.1%	$1,751	$1,728	1.3%
Net written premium	$738	$765	(3.5)%	$1,430	$1,420	0.7%
Net premiums earned	$709	$728	(2.6)%	$1,427	$1,460	(2.2)%

Loss Ratio:
Current year	60.6%	64.7%	(4.1) pts	59.7%	63.8%	(4.1) pts
Prior year	—%	0.6%	(0.6) pts	—%	0.1%	(0.1) pts
Catastrophe	1.4%	(0.6)%	2.0 pts	2.8%	1.3%	1.5 pts
Total Loss ratio	62.0%	64.7%	(2.7) pts	62.5%	65.2%	(2.7) pts
Commission and brokerage ratio	20.6%	20.3%	0.3 pts	20.9%	19.9%	1.0 pts
Other underwriting expenses	12.6%	10.2%	2.4 pts	12.6%	10.2%	2.4 pts
Combined ratio	95.2%	95.2%	— pts	96.0%	95.4%	0.6 pts
Attritional combined ratio (4)	93.8%	94.9%	(1.1) pts	93.2%	93.7%	(0.5) pts

Pre-tax net catastrophe losses (5)	$10	$(4)		$40	$19
Pre-tax net prior year reserve development	$—	$4		$—	$2

All values in USD millions except for percentages

•Gross written premiums decreased 1.0% on a comparable basis (constant dollar basis and excluding reinstatement premiums)2, to approximately $958 million as we continued to improve the mix and quality of the portfolio.
•Reduction in gross written premiums was led by 16.7% decrease in Workers' Compensation and 7.2% in Specialty Casualty almost completely offset by 10.1% increase in Other Specialty, 8.6% in Professional Liability, and 2.9% in Accident and Health.
•Attritional loss ratio improved 390 basis points over second quarter 2025 to 60.6%, while the attritional combined ratio improved 110 basis points to 93.8% versus a year ago.4
•Total expense ratio increased 270 basis points to 33.2% due to mix and lower earned premium.
•Pre-tax catastrophe losses were $10 million, net of estimated recoveries and reinstatement premiums, an increase versus the prior year quarter.

Notes
(2) Denotes non-GAAP financial measure. See "Comments on Non-GAAP Financial Measures" for an explanation and reconciliation.
(4) Attritional ratios exclude catastrophe losses, net CAT reinstatement premiums earned, and prior year development. Attritional ratios are non-GAAP financial measures. See "Comments on Non-GAAP Financial Measures" for an explanation and reconciliation.

(5) Pre-tax net catastrophe losses are net of reinsurance and reinstatement premiums.

Underwriting Results - Legacy Segment

	Quarter-to-Date		Year-to-Date
	June 30,	June 30,	June 30,	June 30,
	2026	2025	2026	2025
Gross written premium	$94	$772	$229	$1,459
Net written premium	$72	$569	$161	$1,120
Net premiums earned	$323	$538	$722	$1,078

Incurred losses and LAE
Current year	244	413	550	816
Prior year	—	(4)	—	(2)
Catastrophes	9	24	19	27
Total incurred losses and LAE	253	433	569	841
Commission, brokerage, taxes and fees	41	50	82	95
Other underwriting expenses	64	116	129	219

Underwriting income (loss) (2)	$(36)	$(63)	$(58)	$(77)

All values in USD millions

•Our Legacy segment now encompasses our commercial retail insurance business following the announcement of the commercial retail insurance renewal rights transaction.
•Gross written premiums reflect a limited number of renewed and new policies written on the Company's paper related to the commercial retail insurance business and by the purchaser of the sports and leisure business, for a finite period post-closing.
•Net premiums earned in the quarter were largely driven by the commercial retail insurance business, which are diminishing at an accelerated pace.

Notes
(2) Denotes non-GAAP financial measure. See "Comments on Non-GAAP Financial Measures" for an explanation and reconciliation.

This news release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 and other U.S. federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. federal securities laws. Forward-looking statements reflect management’s current expectations based on assumptions we believe are reasonable but are not guarantees of performance. Actual results may differ materially from those contained in forward-looking statements made on behalf of the Company. Forward-looking statements involve risks and uncertainties that include, but are not limited to, the impact of general economic conditions and conditions affecting the insurance and reinsurance industry, the adequacy of our reserves, our ability to assess underwriting risk, trends in rates for property and casualty insurance and reinsurance, competition, our ability to execute divestitures, obtain regulatory approvals and effectuate strategic transactions, including the sale of our retail commercial insurance business, investment market and investment income fluctuations, trends in insured and paid losses, catastrophes, pandemics, regulatory developments and legal uncertainties, expenses related to divestitures and other factors described in our SEC filings, including but not limited to our latest Annual Report on Form 10-K and periodic reports on Form 10-Q. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Everest
Everest Group, Ltd. (Everest) is a global underwriting leader providing best-in-class property, casualty, and specialty reinsurance and insurance solutions that address customers’ most pressing challenges. Known for a 50-year track record of disciplined underwriting, capital and risk management, Everest, through its global operating affiliates, is committed to underwriting opportunity for colleagues, customers, shareholders, and communities worldwide.

Everest common stock (NYSE: EG) is a component of the S&P 500 index.

Additional information about Everest, our people, and our products can be found on our website at www.everestglobal.com.

A conference call discussing the results will be held at 8:00 a.m. Eastern Time on Thursday July 30, 2026. The call will be available on the Internet through the Company’s website at https://investors.everestglobal.com/overview.

Recipients are encouraged to visit the Company’s website to view supplemental financial information on the Company’s results. The supplemental information is located at www.everestglobal.com in the “Investors/Financials/Quarterly Results” section of the website. The supplemental financial information may also be obtained by contacting the Company directly.
_______________________________________________

Comments on Non-GAAP Financial Measures
In this Press Release, the Company has included certain non-GAAP financial measures, including after-tax net operating income (loss), after-tax net operating income (loss) per diluted share, attritional loss ratio, attritional combined ratio, gross written premiums presented on a comparable basis, net operating income return on equity ("ROE"), underwriting income, and book value per common share outstanding excluding net unrealized appreciation (depreciation) on fixed maturity, available for sale securities ("URA(D)"). The Company has also presented results of its "Core" businesses, consisting of the Reinsurance Treaty and Global Wholesale & Specialty segments (excluding the Legacy segment), to reflect the businesses that are the Company's primary strategic focus. The Company presents these non-GAAP financial measures to facilitate a deeper understanding of the profitability drivers of our business, results of operations, financial condition and liquidity. The Company believes that such measures are important to investors and other interested persons, and that these measures are a useful supplement to GAAP information concerning the Company’s performance. These measures may not, however, be comparable to similarly titled measures used by companies within or outside of the insurance industry. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, or superior to, the Company’s financial measures prepared in accordance with generally accepted accounting principles ("GAAP").
A reconciliation of the non-GAAP financial measures to the most comparable corresponding GAAP financial measures is included below.

After-tax net operating income (loss) and after-tax net operating income (loss) per diluted share
After-tax net operating income (loss) (also referred to in this release as net operating income) consists of net income (loss) excluding after-tax net gains (losses) on investments and after-tax net foreign exchange income (expense), as shown below:

(Dollars in millions, except per share amounts)	Three Months Ended June 30,				Six Months Ended June 30,
	2026		2025		2026		2025

	(unaudited)				(unaudited)

	Amount	Per Diluted Share	Amount	Per Diluted Share	Amount	Per Diluted Share	Amount	Per Diluted Share
After-tax net operating income (loss)	$585	$14.85	$734	$17.36	$1,232	$30.95	$1,010	$23.75
After-tax net gains (losses) on investments	(8)	(0.20)	(3)	(0.08)	(14)	(0.35)	(10)	(0.23)
After-tax net foreign exchange income (expense)	(17)	(0.44)	(50)	(1.18)	(6)	(0.14)	(110)	(2.59)

Net income (loss)	$559	$14.22	$680	$16.10	$1,213	$30.45	$890	$20.93

(Some amounts may not reconcile due to rounding.)
Although net gains (losses) on investments and net foreign exchange income (expense) are an integral part of the Company’s insurance operations, the determination of net gains (losses) on investments and foreign exchange income (expense) is independent of the insurance underwriting process. The Company believes that the level of net gains (losses) on investments and net foreign exchange income (expense) for any particular period are not indicative of the performance of the underlying business in that particular period. Providing only a GAAP presentation of net income (loss) makes it more difficult for users of the financial information to evaluate the Company’s success or failure in its basic business and may lead to incorrect or misleading assumptions and conclusions. The Company understands that the equity analysts who follow the Company focus on after-tax net operating income (loss) in their analyses for the reasons discussed above. The Company provides after-tax net operating income (loss) to investors so that they have what management believes to be a useful supplement to GAAP information concerning the Company’s performance.

Attritional Loss Ratio and Attritional Combined Ratio
The loss ratio is calculated as the sum of total incurred losses and loss adjustment expenses, divided by net premiums earned. The combined ratio is calculated as the sum of total incurred losses and loss adjustment expenses, commission and brokerage expenses, and other underwriting expenses, divided by net premiums earned. The attritional loss ratio and attritional combined ratio are defined as the loss ratio and the combined ratio, respectively, adjusted to exclude catastrophe losses, net catastrophe reinstatement premiums, and prior year development. The Company believes the attritional ratios are useful to management and investors because the adjusted ratios provide for better comparability and more accurately measure the Company’s underlying underwriting performance. Core businesses consist of the Reinsurance Treaty and Global Wholesale & Specialty segments (excluding the Legacy segment) to reflect the businesses that are the Company's primary strategic focus. The following tables are a reconciliation of the loss ratio and attritional loss ratio, and the combined ratio and attritional combined ratio for the periods noted:

	Three Months Ended June 30,
	2026				2025

	(unaudited)

	Reinsurance Treaty	Global Wholesale & Specialty	Core Businesses	Group	Reinsurance Treaty	Global Wholesale & Specialty	Core Businesses	Group
Loss ratio	60.1%	62.0%	60.5%	62.2%	57.5%	64.7%	59.0%	61.9%
Adjustment for catastrophe losses	(3.1)%	(1.4)%	(2.7)%	(2.7)%	—%	0.6%	0.1%	(0.5)%
Adjustment for reinstatement premiums	—%	—%	—%	—%	—%	—%	—%	—%
Adjustment for prior year development	—%	—%	—%	—%	(2.2)%	(0.6)%	(1.8)%	(1.5)%
Adjustment for other items	—%	—%	—%	—%	0.3%	(0.2)%	0.2%	0.2%
Attritional loss ratio	57.1%	60.6%	57.8%	59.5%	55.7%	64.5%	57.5%	60.1%

(Some amounts may not reconcile due to rounding.)

	Three Months Ended June 30,
	2026				2025

	(unaudited)

	Reinsurance Treaty	Global Wholesale & Specialty	Core Businesses	Group	Reinsurance Treaty	Global Wholesale & Specialty	Core Businesses	Group
Combined ratio	88.5%	95.2%	90.0%	92.0%	84.9%	95.2%	87.0%	90.4%
Adjustment for catastrophe losses	(3.1)%	(1.4)%	(2.7)%	(2.7)%	—%	0.6%	0.1%	(0.5)%
Adjustment for reinstatement premiums	—%	—%	—%	—%	—%	—%	—%	—%
Adjustment for prior year development	—%	—%	—%	—%	(2.2)%	(0.6)%	(1.8)%	(1.5)%
Adjustment for other items	—%	—%	—%	—%	0.4%	(0.3)%	0.3%	0.3%
Attritional combined ratio	85.4%	93.8%	87.3%	89.3%	83.2%	94.9%	85.6%	88.6%

(Some amounts may not reconcile due to rounding.)

Gross Written Premium on a Comparable Basis
The Company has included in this Press Release certain changes in gross written premium on a comparable basis, reflecting constant currency basis and excluding reinstatement premiums. Constant currency basis excludes the impact of foreign exchange rates. The Company provides change in gross written premium on a comparable basis to investors so that they have what management believes to be a useful supplement to GAAP information concerning the Company’s performance. Core businesses consist of the Reinsurance Treaty and Global Wholesale & Specialty segments (excluding the Legacy segment) to reflect the businesses that are the Company's primary strategic focus. The following tables are a reconciliation of gross written premium and period-over-period changes on a GAAP basis to the non-GAAP comparable basis for the periods noted:

(Dollars in millions)	Quarter-to-Date
	June 30, 2026	June 30, 2025	Change

	(unaudited)

	Gross Written Premium	Gross Written Premium	% Impact
Group	$3,772	$4,680	(19.4)%
Adjustment for gross CAT reinstatement premiums	—	(2)	—%
Adjustment for foreign exchange effect	—	61	(1.0)%
Group (comparable basis)	$3,772	$4,739	(20.4)%

Core Businesses	$3,678	$3,908	(5.9)%
Adjustment for gross CAT reinstatement premiums	—	(2)	0.1%
Adjustment for foreign exchange effect	—	54	(1.3)%
Core Businesses (comparable basis)	$3,678	$3,959	(7.1)%

Reinsurance Treaty	$2,720	$2,951	(7.8)%
Adjustment for gross CAT reinstatement premiums	—	(2)	0.1%
Adjustment for foreign exchange effect	—	43	(1.3)%
Reinsurance Treaty (comparable basis)	$2,720	$2,992	(9.1)%

Global Wholesale & Specialty	$958	$957	0.1%
Adjustment for gross CAT reinstatement premiums	—	—	—%
Adjustment for foreign exchange effect	—	10	(1.1)%
Global Wholesale & Specialty (comparable basis)	$958	$967	(1.0)%

Legacy	$94	$772	(87.9)%
Adjustment for gross CAT reinstatement premiums	—	—	—%
Adjustment for foreign exchange effect	—	8	(0.1)%
Legacy (comparable basis)	$94	$780	(88.0)%
(Some amounts may not reconcile due to rounding.)

Net Operating Income Return On Equity ("ROE")
Net Operating Income ROE (also referred to as operating ROE) is calculated by dividing after-tax net operating income (loss) by average shareholders' equity, adjusted for average net unrealized depreciation (appreciation) of fixed maturity, available for sale securities. A reconciliation of net income, the most comparable GAAP measure, to net operating income is presented above. The Company believes net operating income ROE is a useful measure for management and investors as it allows for better comparability and removes variability when assessing the results of operations. A reconciliation of Net Operating Income ROE and Net Income ROE is shown below.

	Quarter-to-Date		Year-to-Date
(Dollars in millions)	June 30,	June 30,	June 30,	June 30,
	2026	2025	2026	2025

	(unaudited)		(unaudited)

Beginning of period shareholders' equity	$15,291	$14,140	$15,461	$13,875
Add: Net unrealized depreciation (appreciation) of fixed maturity, available for sale securities	369	561	(5)	849
Adjusted beginning of period shareholders' equity	$15,660	$14,700	$15,455	$14,724

End of period shareholders' equity	$15,430	$15,019	$15,430	$15,019
Add: Net unrealized depreciation (appreciation) of fixed maturity, available for sale securities	342	252	342	252
Adjusted end of period shareholders' equity	$15,772	$15,272	$15,772	$15,272

Average adjusted shareholders' equity	$15,716	$14,986	$15,614	$14,998

After-tax net operating income (loss)	$585	$734	$1,232	$1,010
After-tax net gains (losses) on investments	(8)	(3)	(14)	(10)
After-tax foreign exchange income (expense)	(17)	(50)	(6)	(110)
Net income (loss)	$559	$680	$1,213	$890

Return on equity (annualized)
After-tax net operating income (loss)	14.9%	19.6%	15.8%	13.5%
After-tax net gains (losses) on investments	(0.2)%	(0.1)%	(0.2)%	(0.1)%
After-tax foreign exchange income (expense)	(0.4)%	(1.3)%	(0.1)%	(1.5)%
Net income (loss)	14.2%	18.2%	15.5%	11.9%

(Some amounts may not reconcile due to rounding.)

Underwriting Income
Underwriting income is calculated as net premiums earned, less (1) incurred losses and loss adjustment expenses, (2) commission, brokerage, taxes and fees, and (3) other underwriting expenses. Net income (loss) is the most comparable GAAP measure. The Company believes underwriting income is a useful measure for management and investors when assessing the performance of the Company's reinsurance and insurance business segments. Core businesses consist of the Reinsurance Treaty and Global Wholesale & Specialty segments (excluding the Legacy segment) to reflect the businesses that are the Company's primary strategic focus. A reconciliation of Underwriting Income and Net Income is shown below.

	Quarter-to-Date
(Dollars in millions)	June 30, 2026					June 30, 2025

	(unaudited)

	Reinsurance Treaty	Global Wholesale & Specialty	Core Businesses	Legacy	Group	Reinsurance Treaty	Global Wholesale & Specialty	Core Businesses	Legacy	Group
Net premiums earned	$2,459	$709	$3,167	$323	$3,490	$2,726	$728	$3,454	$538	$3,991
Less: Incurred losses and LAE	1,478	439	1,917	253	2,170	1,568	471	2,039	433	2,472
Less: Commission, brokerage, taxes and fees	626	146	773	41	814	682	148	830	50	880
Less: Other underwriting expenses	71	89	161	64	225	64	74	138	116	254
Underwriting income (loss)	$283	$34	$317	$(36)	$281	$413	$35	$448	$(63)	$385

Net investment income					523					532
Net gains (losses) on investments					(8)					(5)
Corporate expenses					(33)					(31)
Interest, fee and bond issue cost amortization expense					(36)					(38)
Other income (expense)					(45)					(27)
Income tax benefit (expense)					(124)					(135)
Net income (loss)					$559					$680

(Some amounts may not reconcile due to rounding.)

Book value per common share outstanding excluding URA(D)
Book value per common share outstanding excluding net unrealized appreciation (depreciation) of fixed maturity, available for sale securities ("URA(D)") is calculated as reported shareholders' equity less URA(D), divided by common shares outstanding. Book value per share is the most comparable GAAP measure. The Company believes this metric is useful to management and investors as it shows the value of shareholder returns on a per share basis after eliminating the variability of investments held at fair value. Please see the table below for a reconciliation of book value per common share outstanding (excluding URA(D)) and book value per share.
Annualized Total Shareholder Return
Annualized TSR ("TSR") is calculated as year-to-date growth in book value per common share outstanding (excluding URA(D)) plus year-to-date dividends per share. As further discussed above, book value per common share outstanding (excluding URA(D)) is a non-GAAP measure. Please see the table below for a reconciliation of book value per common share outstanding (excluding URA(D)) and book value per share.

	As of
	June 30,	June 30,
	2026	2025

End of period shareholders' equity	$15,430	$15,019
Net URA(D)	342	252
Adjusted end of period shareholders' equity	$15,772	$15,272

Common shares outstanding	38.7	41.9

Book value per common share outstanding	$398.83	$358.08
Less: URA(D) of fixed maturity, available for sale securities	(8.84)	(6.02)
Book value per common share outstanding (excluding URA(D))	$407.67	$364.10

Total Shareholder Return (TSR)	16.8%	14.8%

(Some amounts may not reconcile due to rounding.)
--Financial Details Follow--

EVEREST GROUP, LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME (LOSS)

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions of U.S. dollars, except per share amounts)	2026	2025	2026	2025
	(unaudited)		(unaudited)
REVENUES:
Premiums earned	$3,490	$3,991	$7,064	$7,843
Net investment income	523	532	1,091	1,023
Net gains (losses) on investments	(8)	(5)	(17)	(12)
Other income (expense)	(45)	(27)	(108)	(100)
Total revenues	3,961	4,491	8,029	8,754

CLAIMS AND EXPENSES:
Incurred losses and loss adjustment expenses	2,170	2,472	4,388	5,366
Commission, brokerage, taxes and fees	814	880	1,638	1,704
Other underwriting expenses	225	254	441	492
Corporate expenses	33	31	71	52
Interest, fees and bond issue cost amortization expense	36	38	71	76
Total claims and expenses	3,278	3,676	6,609	7,690

INCOME (LOSS) BEFORE TAXES	683	815	1,420	1,064
Income tax expense (benefit)	124	135	207	173

NET INCOME (LOSS)	$559	$680	$1,213	$890

Other comprehensive income (loss), net of tax:
Unrealized appreciation (depreciation) ("URA(D)") of securities arising during the period	15	301	(360)	585
Reclassification adjustment for realized losses (gains) included in net income (loss)	12	7	13	12
Total URA(D) of securities arising during the period	27	308	(347)	597

Foreign currency translation and other adjustments	3	164	(32)	228

Reclassification adjustment for amortization of net (gain) loss included in net income (loss)	—	(8)	(1)	(8)
Total benefit plan net gain (loss) for the period	—	(8)	(1)	(8)
Total other comprehensive income (loss), net of tax	30	465	(380)	817

COMPREHENSIVE INCOME (LOSS)	$589	$1,145	$832	$1,707

EARNINGS PER COMMON SHARE:
Basic	$14.22	$16.10	$30.45	$20.93
Diluted	14.22	16.10	30.45	20.93

EVEREST GROUP, LTD.
CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
(In millions of U.S. dollars, except par value per share)	2026	2025
	(unaudited)
ASSETS:
Fixed maturities - available for sale, at fair value
(amortized cost: 2026, $34,912; 2025, $34,620, credit allowances: 2026, $(64); 2025, $(68))	$34,445	$34,573
Fixed maturities - held to maturity, at amortized cost
(fair value: 2026, $568; 2025, $576, net of credit allowances: 2026, $(8); 2025, $(6))	568	567
Equity securities, at fair value	185	180
Other invested assets	6,044	5,796
Short-term investments	2,503	2,994
Cash	1,117	1,318
Total investments and cash	44,863	45,429
Accrued investment income	411	436
Premiums receivable (net of credit allowances: 2026, $(99); 2025, $(94))	5,595	5,727
Reinsurance loss recoverables (net of credit allowances: 2026, $(61); 2025, $(57))	5,092	5,110
Funds held by reinsureds	1,408	1,326
Deferred acquisition costs	1,454	1,546
Prepaid reinsurance premiums	710	653
Income tax asset, net	952	915
Other assets (net of credit allowances: 2026, $(17); 2025, $(17))	1,682	1,372
TOTAL ASSETS	$62,167	$62,514

LIABILITIES:
Reserve for losses and loss adjustment expenses	34,735	34,312
Unearned premium reserve	6,436	7,275
Funds held under reinsurance treaties	267	267
Amounts due to reinsurers	806	642
Losses in course of payment	124	151
Senior notes	2,352	2,352
Long-term notes	218	218
Borrowings from FHLB	1,019	1,019
Accrued interest on debt and borrowings	21	21
Unsettled securities payable	5	—
Other liabilities	753	797
Total liabilities	46,737	47,054

SHAREHOLDERS' EQUITY:
Preferred shares, par value: $0.01; 50.0 shares authorized; no shares issued and outstanding	—	—
Common shares, par value: $0.01; 200.0 shares authorized; 74.5 (2026) and 74.4 (2025)
shares issued and outstanding	1	1
Additional paid-in capital	3,871	3,852
Accumulated other comprehensive income (loss), net of deferred income tax expense (benefit)
of $(124) at 2026 and $(23) at 2025	(432)	(52)
Treasury shares, at cost; 35.8 shares (2026) and 33.7 shares (2025)	(5,630)	(4,906)
Retained earnings	17,620	16,565
Total shareholders' equity	15,430	15,461
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$62,167	$62,514

EVEREST GROUP, LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended June 30,
(In millions of U.S. dollars)	2026	2025
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$1,213	$890
Adjustments to reconcile net income to net cash provided by operating activities:
Decrease (increase) in premiums receivable	78	(662)
Decrease (increase) in funds held by reinsureds, net	(85)	(79)
Decrease (increase) in reinsurance recoverables	(149)	199
Decrease (increase) in income taxes	59	152
Decrease (increase) in prepaid reinsurance premiums	(90)	85
Increase (decrease) in reserve for losses and loss adjustment expenses	669	1,688
Increase (decrease) in unearned premiums	(788)	63
Increase (decrease) in amounts due to reinsurers	212	12
Increase (decrease) in losses in course of payment	(27)	12
Change in equity adjustments in limited partnerships	(240)	(140)
Distribution of limited partnership income	90	74
Change in other assets and liabilities, net	—	(249)
Non-cash compensation expense	40	26
Amortization of bond premium (accrual of bond discount)	(60)	(78)
Net (gains) losses on investments	17	12
Net cash provided by (used in) operating activities	939	2,007

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from fixed maturities matured/called/repaid - available for sale	2,174	2,129
Proceeds from fixed maturities sold - available for sale	1,083	280
Proceeds from fixed maturities matured/called/repaid - held to maturity	69	105
Proceeds from fixed maturities sold - held to maturity	—	10
Proceeds from equity securities sold	—	54
Distributions from other invested assets	119	223
Cost of fixed maturities acquired - available for sale	(3,820)	(5,767)
Cost of fixed maturities acquired - held to maturity	(69)	(4)
Cost of equity securities acquired	(3)	(2)
Cost of other invested assets acquired	(224)	(303)
Net change in short-term investments	470	2,299
Net change in unsettled securities transactions	1	(38)
Net cash provided by (used in) investing activities	(199)	(1,014)

CASH FLOWS FROM FINANCING ACTIVITIES:
Common shares issued (redeemed) during the period for share-based compensation, net of expense	(21)	(19)
Purchase of treasury shares	(725)	(400)
Dividends paid to shareholders	(158)	(169)
Cost of shares withheld on settlements of share-based compensation awards	(24)	(20)
Net cash provided by (used in) financing activities	(927)	(608)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	26	(32)

Net change in cash including balances classified as held-for-sale	(161)	352
Net change in cash balances classified as held-for-sale	(40)	—
Cash, beginning of period	1,318	1,549
Cash, end of period	$1,117	$1,902

SUPPLEMENTAL CASH FLOW INFORMATION:
Income taxes paid (recovered)	$143	$16
Interest paid	71	75

NON-CASH TRANSACTIONS:
Non-cash restructure of fixed maturity securities - available for sale and other invested assets	—	39
Non-cash restructure of fixed maturity securities - available for sale and equity securities	6	—